Exhibit 10.32

THE CLOROX COMPANY EXCESS
LONG-TERM DISABILITY PLAN
(As Amended and Restated Effective as of January 1, 2005)

TABLE OF CONTENTS
Page
SECTION 2.    ELIGIBILITY AND COMMENCEMENT OF PARTICIPATION    1
(a)    Eligibility    1
(b)    Enrollment and Commencement of Coverage    1
(c)    Suspension    1
(d)    Continued Participation During Leave of Absence    2
(e)    Termination of Participation    2
SECTION 3.    ELIGIBILITY FOR AND DURATION OF PLAN BENEFITS    2
(a)    Eligibility for Payment of Benefits    2
(b)    Termination of Benefits    3
SECTION 4.    AMOUNT OF BENEFITS    3
(a)    Amount of Benefits    3
(b)    Recovery of Overpayments    3
(c)    Offset for Earnings from Other Employment    4
SECTION 5.    BENEFIT PAYMENTS FOR INCOMPETENT PARTICIPANTS    4
SECTION 6.    ADMINISTRATION AND OPERATION OF THE PLAN    4
(a)    Plan Sponsor and Plan Administrator    4
(b)    Administrative Power and Responsibility    4
(c)    Service in More Than One Fiduciary Capacity    5
(d)    Performance of Responsibilities    5
(e)    Delegation of Responsibilities    5
SECTION 7.    FUNDING POLICY AND PAYMENTS TO AND FROM PLAN    5
(a)    Cost of the Excess Long-Term Disability Plan Benefit    5
(b)    Plan Expenses    5
(c)    Claims Processing and Payment    5
SECTION 8.    CLAIMS PROCEDURE    6
(a)    Filing of Claims    6
(b)    Denied Claims    6
(c)    Notice of Denied Claims    7
SECTION 9.    REVIEW PROCEDURE    7
(a)    Named Fiduciary    7
(b)    Right of Appeal    7
i

(c)    Request for Review    7
(d)    Additional Rights on Review    8
(e)    Action on Request for Review    8
(f)    Notice    8
(g)    Plan Administrator Rules and Procedures    9
SECTION 10.    AMENDMENT AND TERMINATION OF THE PLAN    9
(a)    Right to Amend or Terminate    9
(b)    Effect of Amendment or Termination    9
SECTION 11.    GENERAL PROVISIONS    9
(a)    No Assignment of Property Rights    9
(b)    Exhaustion of Remedies    9
(c)    Governing Law    10
(d)    Employment Rights    10
(e)    Accelerated Benefit Option    10
SECTION 12.    DEFINITIONS    11
(a)    “Active Employment”    11
(b)    “Annual Incentive Compensation (AIC)”    11
(c)    “Base Pay”    11
(d)    “Code”    11
(e)    “Domestic Partner”    11
(f)    “Disability” and “Disabled”    12
(g)    “Earnings”    12
(h)    “Eligible Employee”    12
(i)    “Elimination Period”    12
(j)    “Employee”    12
(k)    “Employer”    12
(l)    “Excess Earnings Eligible Employee”    12
(m)    “Excess Long-Term Disability Plan Benefit”    12
(n)    “Leave of Absence”    13
(o)    “Long-Term Disability Plan”    13
(p)    “Long-Term Disability Plan Benefit”    13
(q)    “Management Committee”    13
(r)    “Military Service Leave”    13
ii

(s)    “Participant”    13
(t)    “Payroll”    13
(u)    “Physician”    13
(v)    “Plan”    14
(w)    “Plan Administrator”    14
(x)    “Pre-disability Earnings”    14
(y)    “Relevant”    14
(z)    “Spouse”    14
SECTION 13.    EXECUTION    15
ERISA REQUIRED INFORMATION    Supplement I-1

iii

THE CLOROX COMPANY EXCESS LONG-TERM
DISABILITY PLAN
(As Amended and Restated Effective as of January 1, 2005)
Section 1.PURPOSE
The Clorox Company Excess Long-Term Disability Plan (“Excess Long-Term Disability Plan”) is hereby amended and restated to read as set forth herein effective January 1, 2005. The purpose of the Excess Long-Term Disability Plan is to provide long-term disability benefits in excess of those provided by The Clorox Company Long-Term Disability Plan (“Long-Term Disability Plan”) for certain Participants of the Long-Term Disability Plan. This document serves as the Plan Document and the Summary Plan Description (“SPD”) for the Excess Long-Term Disability Plan.
All benefits under the Excess Long-Term Disability Plan are paid from the Employer’s general assets. The costs of the Excess Long-Term Disability Plan are fully paid by the Employer.
The provisions of this amendment and restatement of the Excess Long-Term Disability Plan shall govern all Disabilities of Participants commencing on or after January 1, 2005.
Certain capitalized terms used in the text of the Excess Long-Term Disability Plan are defined in Section 12 in alphabetical order.
Section 2.ELIGIBILITY AND COMMENCEMENT OF PARTICIPATION
(a)Eligibility.
All fulltime U.S. Eligible Employees with Earnings over $500,000 per calendar year who are enrolled in the Long-Term Disability Plan shall be eligible to participate in this Excess Long-Term Disability Plan. Such an Eligible Employee shall be referred to as an Excess Earnings Eligible Employee.
(b)Enrollment and Commencement of Coverage.
An Excess Earnings Eligible Employee shall automatically be enrolled in the Excess Long-Term Disability Plan on the date when such Eligible Employee first qualifies as an Excess Earnings Eligible Employee; provided such Excess Earnings Eligible Employee is in Active Employment on such date, otherwise such Excess Earnings Eligible Employee shall automatically be enrolled in the Excess Long-Term Disability Plan on the date when such Excess Earnings Eligible Employee is next in Active Employment.
(c)Suspension.
Participation in the Excess Long-Term Disability Plan shall be suspended during any period for which a Participant’s participation in the Long-Term Disability Plan is suspended and shall be reinstated on the date participation in the Long-Term Disability Plan is reinstated; provided the Eligible Employee qualifies as an Excess Earnings Eligible Employee.

(d)Continued Participation During Leave of Absence.
(i)Approved Leave of Absence. If the Participant is on an Employer approved Leave of Absence, the Participant will receive coverage under the Excess Long Term Disability Plan for six months following the date the Participant’s Leave of Absence begins.
(ii)Military Service Leave. If the Participant is on a Military Service Leave, the Participant will be covered under the Excess Long-Term Disability Plan for up to 12 weeks following the date the Participant’s Military Service Leave begins.
(e)Termination of Participation.
Participation in the Excess Long-Term Disability Plan shall terminate on the earliest of the following dates:
(i)The date the Participant ceases to be a participant in the Long-Term Disability Plan; or
(ii)The date the Participant ceases to be an Excess Earnings Eligible Employee; or
(iii)The date a Participant whose participation in the Excess Long-Term Disability Plan is suspended pursuant to Section 2(c) fails to return to work within the time limits prescribed by the Employer; or
(iv)The date a Participant whose participation in the Excess Long-Term Disability Plan is continued during a leave of absence pursuant to Section 2(d) fails to abide by any of the terms of such leave; or
(v)The date the Excess Long-Term Disability Plan is terminated.
Notwithstanding the foregoing, if a Participant is Disabled on the date Excess Long-Term Disability Plan participation is suspended or terminated as provided above, such Participant shall continue to receive Excess Long-Term Disability Plan benefits for such Disability, whether or not an employment relationship with the Employer continues, provided that the Participant’s Disability continues uninterrupted, but only until the Participant ceases to be Disabled or Excess Long-Term Disability Plan benefits for such Disability are discontinued pursuant to Section 3(b).
Section 3.ELIGIBILITY FOR AND DURATION OF PLAN BENEFITS
(a)Eligibility for Payment of Benefits.
A Participant shall be eligible to receive benefits under the Excess Long-Term Disability Plan for any month during which he or she is eligible to receive payment of Long-Term Disability Plan Benefits under the Long-Term Disability Plan. For purposes of this Section 3(a), a Participant shall not be considered ineligible to receive a benefit under the Excess Long-Term Disability Plan solely because the amount of the Participant’s Long Term Disability Plan Benefit is reduced to zero because of offsets under the Long-Term Disability Plan.

(b)Termination of Benefits.
A Participant’s Excess Long-Term Disability Plan benefit will terminate when the Participant’s eligibility for a Long-Term Disability Plan Benefit terminates. For purposes of this Section 3(b), a Participant’s Long-Term Disability Plan Benefit will not be considered to have terminated solely because it is reduced to zero because of offsets under the Long-Term Disability Plan.
Section 4.AMOUNT OF BENEFITS
(a)Amount of Benefits.
A Participant who is Disabled and eligible for benefits under the Excess Long-Term Disability Plan shall receive a monthly benefit equal to 60% of the Participant’s Pre disability Earnings divided by twelve, reduced by $25,000 (which is the maximum amount of the monthly benefit payable under the Long Term-Disability Plan prior to offsets) less any applicable offsets under this Excess Long-Term Disability Plan.
(b)Recovery of Overpayments.
An “Overpayment” is a payment made to any Participant (or any other person on behalf of the Participant) in excess of the amount properly payable under this Plan with respect to the Participant. In the event that the calculation of a Participant’s Excess Long-Term Disability Plan benefit results in an overpayment to the Participant for any reason, the Participant shall be required to repay such overpayment to the Plan Administrator.
Upon any Overpayment, the Plan shall have a first right of reimbursement and restitution with an equitable lien by contract in such amount. Further, the holder of such Overpayment shall hold it as the Plan’s constructive trustee.
If any Participant has cause to reasonably believe that an Overpayment may have been made, the Participant shall promptly notify the Plan Administrator of the relevant facts. If the Plan Administrator determines (on the basis of any relevant facts) that an Overpayment was made to any Participant (or any other person), it shall notify the Participant in writing and the Participant shall promptly pay (or cause another person to pay) the amount of such Overpayment to the Plan Administrator.
If the Plan Administrator has made a written demand for the repayment of an Overpayment and the Participant (or other person) has not repaid (or caused to be repaid) the Overpayment within 30 days following the date on which the demand was mailed to the Participant, then any amounts subsequently payable as benefits under this Plan with respect to the Participant may be reduced by the amount of the outstanding Overpayment or the Plan Administrator may recover such Overpayment by any other appropriate method that the Plan Administrator (or the Employer) shall determine.
(c)Offset for Earnings from Other Employment.

A Participant may be eligible to continue to receive benefits while engaging in an occupation or employment for wages or profit, including the performance of the Participant’s regular occupation on a part-time basis, for up to 12 months if the Plan Administrator finds that rehabilitation is the purpose of such occupation or employment or that such employment is in the best interest of the Participant and the Employer.
The amount of a Participant’s disability benefits under the Long-Term Disability Plan and this Excess Long-Term Disability Plan, combined, will be reduced by 50% of the gross monthly income from that occupation or employment. Under no circumstances will the total of a Participant’s benefits from the Long-Term Disability Plan and this Excess Long-Term Disability Plan and pay for rehabilitative employment for any month be greater than the Participant’s pre-Disability monthly Earnings.
Section 5.BENEFIT PAYMENTS FOR INCOMPETENT PARTICIPANTS
If the Plan Administrator determines that a Participant is incompetent to manage the Participant’s affairs, that Participant’s Excess Long-Term Disability Plan benefits shall be paid to the guardian or conservator of such Participant’s estate, or, if none has been appointed, to the Participant’s Spouse. If the Participant is not married, is separated or estranged from the Spouse or the Spouse is not competent, payments shall be made to any person or persons whom the Plan Administrator determines to have accepted competent responsibility for the care of such Participant. Any payments that are made to someone other than the Participant shall be applied solely for the care and benefit of such Participant. Any such payment shall fully discharge the Excess Long-Term Disability Plan and the Employer from all liability to pay Excess Long-Term Disability Plan benefits to the Participant to the extent of the payment.
Section 6.ADMINISTRATION AND OPERATION OF THE PLAN
(a)Plan Sponsor and Plan Administrator.
The Employer is the “plan sponsor” and the “plan administrator” of the Excess Long Term Disability Plan as such terms are used in ERISA.
(b)Administrative Power and Responsibility.
The Employer is the named fiduciary that has the discretionary authority to control and manage the administration and operation of the Excess Long-Term Disability Plan. The Employer shall have the full, exclusive and discretionary authority to prescribe such forms, make such rules, regulations, interpretations and computations, construe the terms of the Plan and determine all issues relating to coverage and eligibility for benefits and take such other action to administer the Excess Long-Term Disability Plan as it may deem appropriate in its sole discretion. The Employer’s rules, regulations, interpretations, computations and actions shall be final and binding on all persons. In administering the Excess Long-Term Disability Plan, the Employer shall at all times discharge its duties with respect to the Plan in accordance with the standards set forth in § 404(a)(l) of ERISA.

(c)Service in More Than One Fiduciary Capacity.
Any person or group of persons may serve in more than one fiduciary capacity with respect to the Excess Long-Term Disability Plan.
(d)Performance of Responsibilities.
The Employer will carry out its duties and responsibilities under the Excess Long-Term Disability Plan through its directors and its officers and employees, acting on behalf of and in the name of the Employer in their capacities as directors, officers and employees and not as individual fiduciaries. The Employer in its sole discretion may engage other persons to render advice or to perform services with regard to its responsibilities under the Excess Long-Term Disability Plan as it shall determine to be necessary or appropriate. These persons may include (without limitation) accountants, actuaries, attorneys, consultants and claims administrators.
(e)Delegation of Responsibilities.
The Employer in its sole discretion may designate by written instrument one or more accountants, actuaries, consultants or claims administrators as fiduciaries to carry out, where appropriate, fiduciary responsibilities of the Excess Long-Term Disability Plan Administrator. To the extent that the Employer delegates fiduciary functions to other persons, such persons shall have the same discretionary power and authority to perform such functions as described in Section 6(b).
Section 7.FUNDING POLICY AND PAYMENTS TO AND FROM PLAN
(a)Cost of the Excess Long-Term Disability Plan Benefit.
The cost of the Excess Long-Term Disability Plan benefits shall be entirely paid for by the Employer, and no contributions shall be required or permitted of Participants.
(b)Plan Expenses.
The Employer shall pay all expenses of the Excess Long-Term Disability Plan.
(c)Claims Processing and Payment.
The Employer’s payments for all Excess Long-Term Disability Plan benefits shall be made out of its general assets. Any assets earmarked to make payments under the Excess Long-Term Disability Plan shall continue to belong to the Employer and no Participant shall have any property interest in any specific asset of the Employer solely because he or she participates in the Excess Long-Term Disability Plan.

Section 8.CLAIMS PROCEDURE
(a)Filing of Claims.
The Plan Administrator shall provide the Participant with such forms as may be necessary to establish the Participant’s claim for Excess Long-Term Disability Plan benefits. All claims for benefits under the Excess Long-Term Disability Plan shall be submitted to the Plan Administrator according to such procedures as are established by the Employer. The claim shall be deemed made on the date that it is Actually Received by the Plan Administrator.
Any claim received by the Plan Administrator more than 18 months after the commencement of Disability shall not be valid and the Participant or former Participant filing such claim shall have no right to any benefits under the Excess Long-Term Disability Plan with respect to such Total Disability.
(b)Denied Claims.
In the event that any claim for a benefit under the Excess Long-Term Disability Plan is denied, in whole or in part, the Plan Administrator shall notify the claimant (or his or her duly authorized representative, if applicable) in writing of such denial within 45 days after the receipt thereof. The period for making such determination may be extended for up to an additional 30 days, for a total determination period of 75 days if, due to circumstances beyond the control of the Excess Long-Term Disability Plan, the Plan Administrator cannot reach a decision within the initial 45-day period. The Plan Administrator will notify the claimant (or his or her duly authorized representative, if applicable) of the reason for the delay prior to expiration of the initial 45-day period and give a date by which the Plan Administrator expects to render its decision. If, prior to the end of the 30-day extension period, the Plan Administrator determines that, due to circumstances beyond the control of the Excess Long-Term Disability Plan, the Plan Administrator still cannot reach a decision within the 30-day extension period, another extension of up to an additional 30 days may be requested for a total determination period of up to 105 days. The Plan Administrator will notify the claimant (or his or her duly authorized representative, if applicable) of the reason for the delay before the expiration of the first 30-day extension period and give a date by which the Plan Administrator expects to render its decision. In the case of any extension described above, the notice of extension will explain the standards on which entitlement to an Excess Long-Term Disability Plan benefit is based, the unresolved issues that prevent a decision on the claim for an Excess Long-Term Disability Plan benefit, and the additional information needed to resolve those issues. If the reason the Plan Administrator cannot make a decision on the claim is because the claimant failed to provide required information, the claimant will have at least 45 days to provide the specified additional information. A determination will be made within 30 days after the Plan Administrator receives the additional information requested or, if earlier, within 30 days after the expiration of deadline to furnish the Excess Long-Term Disability Plan with such additional information.

(c)Notice of Denied Claims.
If the Plan Administrator denies the claim for an Excess Long-Term Disability Plan benefit, in whole or in part, the Plan Administrator will send the claimant (or his or her duly authorized representative, if applicable) a written notice explaining the reason(s) for the denial, including references to the specific Excess Long-Term Disability Plan provision(s) upon which the denial was based. If the claim was denied because the claimant did not furnish complete information or documentation, the notice will specify the additional materials or information needed to support the claim and an explanation of why such information or materials are necessary. If the claimant’s claim for an Excess Long-Term Disability Plan benefit is denied based on an internal rule, guideline, protocol, or other similar criterion, the notice will either state the specific rule, guideline, protocol, or other similar criterion; or include a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided to the claimant free of charge upon request. If the claim for a Excess Long-Term Disability Plan benefit has been denied based on a medical necessity or experimental treatment or a similar exclusion or limit, the notice will also include an explanation of the scientific or clinical judgment for the determination, applying the terms of the Excess Long-Term Disability Plan to the Participant’s medical circumstances, or include a statement that such explanation will be provided to the claimant free of charge upon request. The notice will also state that the claimant has a right to bring a civil action under section 502(a) of ERISA following an adverse benefit determination upon review and how and when to request a review of the denied claim.
Section 9.REVIEW PROCEDURE
(a)Named Fiduciary.
The Plan Administrator is the named fiduciary that has the authority to act with respect to any appeal from a denial of benefits under the Excess Long-Term Disability Plan.
(b)Right of Appeal.
Any person whose claim for benefits is denied in whole or in part, or such person’s duly authorized representative, may appeal from such denial within 180 days after receiving written notice of the denial from the Plan Administrator. As part of the review procedure, the claimant may submit written comments, documents, records, and other information relating to the claim for benefits. In addition, the claimant will be entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information (other than legally or medically privileged documents) Relevant to such claim for benefits.
(c)Request for Review.
The request for review must be in writing and shall be addressed as provided in the summary plan description of the Excess Long-Term Disability Plan. The request for review shall set forth all of the grounds upon which it is based, all facts in support thereof and any other matters that the claimant deems pertinent. The Plan Administrator may require the claimant to submit (at the expense of the claimant) such additional facts, documents or other material as the Plan Administrator may deem necessary or advisable in making its review. The Plan Administrator will review the claim for benefits, taking into account all comments, documents, records, and other information submitted relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.
(d)Additional Rights on Review.
If the claimant appeals a denied claim, the decision on review will not afford deference to the initial adverse benefit determination. The decision on review will not be made by the same individual who denied the initial claim for benefits, or the subordinate of that individual. In deciding an appeal of an adverse benefit determination based in whole or in part on a medical judgment, including a determination with regard to whether a particular treatment, drug or other item is experimental, investigational or not medically necessary or appropriate, the Plan Administrator shall consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment. The health care professional consulted shall be an individual who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of that individual. If requested by the claimant, the Plan Administrator will provide the identification of the medical or vocational experts whose advice was obtained on behalf of the Excess Long-Term Disability Plan in connection with the claimant’s adverse benefit determination on review, without regard to whether the advice was relied upon in making the decision on review.
(e)Action on Request for Review.
The Plan Administrator shall act on each request for review within 45 days after receipt thereof, unless special circumstances require an extension of time for review. If such an extension of time for review is required, the review period may be extended for up to an additional 45 days, for a total of 90 days. The Plan Administrator will notify the claimant of the reasons for the delay prior to the expiration of the first 45 day period and give a date by which the Plan Administrator expects to render its decision. The notice will also state the special circumstances requiring the extension.
(f)Notice.
Within the time prescribed in Section 9(e), the Plan Administrator shall give written notice of its decision to the claimant. In the event the Plan Administrator confirms the denial of the claim for benefits in whole or in part, the notice shall set forth, in a manner calculated to be understood by the claimant, the reason(s) for the denial, including references to specific Excess Long-Term Disability Plan provision(s) upon which the denial was based. The notice will state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information (other than legally or medically privileged documents) Relevant to the claim for benefits. If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination, the notice will state the specific rule, guideline, protocol, or other similar criterion; or include a statement that such rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol, or other criterion will be provided to the claimant free of charge upon request. If the claim for an Excess Long Term Disability Plan benefit is denied based on a medical necessity or experimental treatment or a similar exclusion or limit, the notice will also include ·an explanation of the scientific or clinical judgment for the determination, applying the terms of the Excess Long-Term Disability Plan to the medical circumstances, or include a statement that such explanation will be provided to the claimant free of charge upon request. The notice will also state that the claimant has a right to bring a civil action under section 502(a) of ERISA.
(g)Plan Administrator Rules and Procedures.
The Plan Administrator shall establish such rules and procedures, consistent with the Excess Long-Term Disability Plan and with ERISA, as it may deem necessary or appropriate in carrying out its responsibilities under this Section 9.
Section 10.AMENDMENT AND TERMINATION OF THE PLAN
(a)Right to Amend or Terminate.
The Employer reserves the right to amend or terminate the Excess Long-Term Disability Plan at any time by action of its board of directors or by action of a committee or individual(s) acting pursuant to a valid delegation of authority of the board of directors.
(b)Effect of Amendment or Termination.
No such amendment or termination shall adversely affect claims incurred under the Excess Long-Term Disability Plan prior to the effective date of such amendment or termination.
Section 11.GENERAL PROVISIONS
(a)No Assignment of Property Rights.
The interest and property rights of any person in the Excess Long-Term Disability Plan or in any payment to be made under the Excess Long-Term Disability Plan shall not be subject to option nor be assignable either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor’s process, and any act in violation of this Section 11(a) shall be void.
(b)Exhaustion of Remedies.

No legal or equitable action for benefits under the Excess Long-Term Disability Plan shall be brought unless and until the claimant:
(i)Has submitted a written claim for benefits in accordance with Section 8; and
(ii)Has been notified by the Plan Administrator that the claim is denied in whole or in part; and
(iii)Has filed a written request for a review of the claim in accordance with Section 9;
(iv)and
(v)Has been notified in writing that the Plan Administrator has affirmed the denial of the claim;
provided, however, that legal or equitable action may be brought after the Plan Administrator has failed to take any action on the claim within the time prescribed by Section 9(e).
(c)Governing Law.
The Excess Long-Term Disability Plan and all rights thereunder shall be interpreted and construed in accordance with ERISA and, to the extent that state law is not preempted by ERISA, the law of the State of California.
(d)Employment Rights.
Nothing in the Excess Long-Term Disability Plan shall be deemed to give any person any right to remain in the employ of the Employer or to affect the right of the Employer to terminate the employment of any person at any time with or without cause, which right is hereby reserved.·
(e)Accelerated Benefit Option.
The Participant may elect to receive a lump sum benefit equal to three months of the Participant’s Excess Long-Term Disability benefit amount (as described in Section 4 above) prior to the Participant’s death, if:
(i)A Physician has certified in writing that the Participant has a terminal illness or condition;
(ii)The Participant’s life expectancy has been reduced to less than twelve months; and
(iii)The Participant is receiving monthly payments under the Excess Long-Term Disability Plan.
This benefit is available to the Participant on a voluntary basis and is only payable once. If the Participant elects to receive this accelerated benefit option prior to his or her death,

the benefit amount described in Section ll(e) will not be payable upon the Participant’s death.
Section 12.DEFINITIONS
(a)“Active Employment”
means that, on a scheduled workday, an Eligible Employee is working for the Employer for earnings that are paid· regularly and that the Eligible Employee is performing the material and substantial duties of his or her regular occupation. The Eligible Employee’s work site must be:
(i)the Employer’s usual place of business;
(ii)an alternative work site at the direction of the Employer, including the Eligible employee’s home; or
a location to which the Eligible Employee’s job requires him or her to travel. Normal vacation is considered Active Employment. Temporary, seasonal workers and interns are excluded from coverage.
(b)“Annual Incentive Compensation (AIC)”
means the average of any Annual Incentive Plan (AlP), and/or Executive Incentive Compensation (EIC), and/or Sales Added Compensation (SAC) bonuses that the Participant received during the 3-year period prior to his or her Disability start date.
(c)“Base Pay”
means the base rate of salary or wages for services rendered to the Employer and includes: any amount contributed by the Employer under a salary reduction agreement entered into pursuant to a plan maintained by the Employer and that is not includible in the gross income of the Eligible Employee under section 125 or section 401(k) of the Code.
“Base Pay” shall not include any overtime pay, bonuses, commissions, short or long term disability pay, relocation, stock compensation, Worker’s Compensation, or other forms of compensation not specifically characterized by the Employer as base salary or wages.
(d)“Code”
means the Internal Revenue Code of 1986, as amended from time to time.
(e)“Domestic Partner”
A Domestic Partner is someone of the same or opposite sex with whom an Eligible Employee shares an ongoing committed relationship provided the relationship meets all of the following requirements:

(i)Both be over 18 years of age; and
(ii)Not be legally married to or the legal domestic partner of anyone else; and
(iii)Intend to remain each other’s sole domestic partner indefinitely; and
(iv)Live together in the same principal residence and intend to do so indefinitely; and
(v)Be emotionally committed to each other and share joint responsibilities for your common welfare and financial obligations; and
(vi)Not be related by blood closer than would prohibit marriage in the state you live in; and
(vii)Not have had a domestic partner enrolled in the Employer’s health care plans in the last six months.
(f)“Disability” and “Disabled”
shall have the meanings set forth in the Long-Term Disability Plan.
(g)“Earnings”
means Base Pay plus Annual Incentive Compensation (AIC).
(h)“Eligible Employee”
means an Employee who works more than 20 hours per week, who is on the Management Committee, with an Employer sponsored executive individual disability plan, in Active Employment in the United States with the Employer.
(i)“Elimination Period”
means the period of time described in the Long-Term Disability Plan during which a Participant must be Disabled before Long-Term Disability Plan benefits may be paid.
(j)“Employee”
means a person who is on the Payroll of the Employer and in Active Employment in the United States with the Employer.
(k)“Employer”
means The Clorox Company and its successors that properly adopt the Excess Long Term Disability Plan.
(l)“Excess Earnings Eligible Employee”
means an Eligible Employee whose has Earnings in excess of $500,000 per calendar year and who is eligible to participate in the Plan pursuant to Section 2(a).

(m)“Excess Long-Term Disability Plan Benefit”
means the benefit provided by the Excess Long-Term Disability Plan.
(n)“Leave of Absence”
means the Participant is temporarily absent from Active Employment for a period of time that has been agreed to in advance in writing by the Employer. Notwithstanding the foregoing, neither normal vacation time nor any period of Disability is considered a leave of absence.
(o)“Long-Term Disability Plan”
means The Clorox Company Long-Term Disability Plan.
(p)“Long-Term Disability Plan Benefit”
means the benefits provided by the Long-Term Disability Plan.
(q)“Management Committee”
means the Management Committee of the Employer.
(r)“Military Service Leave”
means a leave of absence for the purpose of allowing an Eligible Employee to serve voluntarily or involuntarily as a member of the uniformed services of the United States when such military service is subject to the provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 (USERRA) and that is designated as a Military Service Leave by the Employer in accordance with the Leave of Absence Policy.
(s)“Participant”
means an Excess Earnings Eligible Employee who is enrolled in the Excess Long-Term Disability Plan.
(t)“Payroll”
means the system used by an entity to pay those individuals it regards as its common law employees for their services and to withhold employment taxes from the compensation it pays to such common law employees. “Payroll” does not include any system an entity uses to pay individuals whom it does not regard as its common law employees and for whom it does not actually withhold employment taxes (inlcluding, but not limited to, individuals it regards as independent contractors) for their services.
(u)“Physician”
means

(i)a person performing tasks that are within the limits of his or her medical license; and
(ii)a person who is licensed to practice medicine and prescribe and administer drugs or to perform surgery; or
(iii)a person with a doctoral degree in Psychology (Ph.D. or Psy.D.) whose primary practice is treating patients; or
(iv)a person who is a legally qualified medical practitioner according to the laws and regulations of the governing jurisdiction.
The Plan will not recognize the Participant, the Participant’s Spouse, the Participant’s children, the Participant’s parents or the Participant’s siblings as a Physician for any claims that the Participant sends to the Plan.
(v)“Plan”
means The Clorox Company Excess Long-Term Disability Plan.
(w)“Plan Administrator”
means The Clorox Company.
(x)“Pre-disability Earnings”
means a Participant’s Earnings for services rendered to the Employer at the Participant’s Disability start date.
(y)“Relevant”
means a document, record, or other information regarding a claimant’s claim for a Excess Long-Term Disability Plan benefit if such document, record, or other information:
(i)Was relied upon in making the benefit determination; or
(ii)Was submitted, considered, or generated in the course of making the benefit determination, without regard to whether such document, record, or other information was relied upon in making the benefit determination; or
(iii)Demonstrates compliance with the administrative processes and safeguards required pursuant to the ERISA claims regulations; or
(iv)Constitutes a statement of policy or guidance with respect to the Excess Long Term Disability Plan concerning the denied benefit without regard to whether such advice or statement was relied upon in making the benefit determination.
(z)“Spouse”
means the person to whom the Participant is legally married.

Section 13.EXECUTION
IN WITNESS WHEREOF, The Clorox Company has caused this Amendment and Restatement of the Excess Long-Term Disability Plan to be executed this      day of      2006.
THE CLOROX COMPANY
By